N E W S    R E L E A S E



                                                      FIRSTCITY
                                                      FINANCIAL CORPORATION
                                                      CONTACT: Suzy W. Taylor
                                                               (713) 652-1810


            FIRSTCITY FINANCIAL ANNOUNCES RESULTS OF WARRANT EXERCISE


            HOUSTON, TEXAS JULY 2, 1998...FirstCity Financial Corporation

announced that approximately 96% of the outstanding warrants to purchase its common stock were exercised following the company's delivery of a notice to repurchase any warrants unexercised after June 25, 1998. The exercise increased the number of common shares outstanding to 8,255,323, and added approximately

$11.8 million of common equity. The remaining unexercised warrants will be repurchased by the company for one dollar each.



            FirstCity is a diversified financial services company with operations dedicated to mortgage lending, portfolio asset acquisition and resolution and consumer lending through over 90 offices in the US and with affiliate organizations in Europe and Mexico. Its common (FCFC) and preferred

(FCFCP and FCFCO) stocks are listed on the NASDAQ National Market System.






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